UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2017

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA		02421
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Ritter Amended Offer Letter

On August 28, 2017, the Company entered into an amendment to the Offer Letter, dated as of April 19, 2014 (the “Offer Letter”), with Dale Ritter, the Vice President, Finance of Inotek Pharmaceuticals Corporation (the “Company”) (the “Amendment”). Under the Amendment, in the event of a Change of Control (as defined in the Offer Letter), Mr. Ritter shall receive six (6) months of severance payments, at a monthly rate equal to his then current monthly base salary. In addition, if Mr. Ritter experiences a Qualifying Termination (as defined in the Amendment), and if Mr. Ritter elects COBRA continuation coverage in connection therewith, the Company shall pay the same portion of premiums that it pays for active employees for the same level of group health coverage as in effect for Mr. Ritter on the date his employment with the Company ends until the earliest of the following: (i) the end of the Severance Pay Period (as defined in the Amendment) or (ii) the end of his eligibility under COBRA continuation coverage. Furthermore, upon a Qualifying Termination, Mr. Ritter’s outstanding unvested equity awards will be fully vested upon his execution of a comprehensive release of claims in the Company’s favor.

The description of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Southwell Amended Employment Agreement

On August 28, 2017, the Company entered into an amendment to the Employment Agreement, dated as of July 28, 2014 (the “Employment Agreement”), by and between David Southwell and the Company (the “Amended Employment Agreement”). Under the Amended Employment Agreement, Mr. Southwell will receive eighteen (18) months of COBRA coverage continuation if terminated in connection with a Change of Control (as defined in the Employment Agreement).

The description of the Amended Employment Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.2.

Approval of Retention Bonuses

On September 1, 2017, the Company approved the award of cash retention bonuses to certain key employees of the Company, with each such bonus becoming payable upon a change of control of the Company and subject to the employee’s continued employment with the Company through the consummation of any such change of control transaction. With respect to the executive officers of the Company, Dr. Rudolph Baumgartner, the Executive Vice President, Chief Medical Officer of the Company, will be eligible to receive a retention bonus of $141,785; Dale Ritter will be eligible to receive a retention bonus of $84,739; and David Southwell will be eligible to receive a retention bonus of $239,862.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment to Offer Letter, effective as of September 1, 2017, by and between the Company and Dale Ritter

10.2	Amendment to Offer Letter, effective as of September 1, 2017, by and between the Company and David Southwell

*     *      *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2017	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter
Vice President – Finance

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Offer Letter, effective as of September 1, 2017, by and between the Company and Dale Ritter

10.2	Amendment to Offer Letter, effective as of September 1, 2017, by and between the Company and David Southwell